EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (No. 333-179204) on Form S-8 of Patriot National Bancorp, Inc., of our report dated April 15, 2025, relating to the consolidated financial statements of Patriot National Bancorp, Inc., appearing in this Annual Report on Form 10-K of Patriot National Bancorp, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Hartford, Connecticut
April 15, 2025